PROXY

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                    UNITED CAROLINA BANCSHARES CORPORATION

  The undersigned hereby appoints E. Rhone Sasser, C. Frank Griffin, and Harold B. Wells, and each of them, with full power of substitution, as Proxies and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of United Carolina Bancshares Corporation ("UCB") held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held April 22, 1997, or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                          (Continued on reverse side)


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                           . FOLD AND DETACH HERE .

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1. Proposal to approve an Agreement and Plan of Reorganization, dated as of
   November 1, 1996, by and between UCB and Southern National Corporation, a North Carolina corporation ("SNC"), as amended and restated, and a related Plan of Merger, pursuant to which UCB will merge with and into SNC (the "Merger"), and each share of common stock of UCB (other than shares held by dissenting shareholders) will be converted into the right to receive 1.135 shares of common stock of SNC (subject to possible upward adjustment) and cash in lieu of any fractional share.

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

2. ELECTION OF DIRECTORS
   [_]  FOR all nominees listed below (except as marked to the contrary below)
   [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

   J. W. Adams       W. E. Carter     T. P. Dillon     J. E. Shaw
   J. V. Andrews     A. E. Cleveland  J. C. High       H. B. Wells
   R. M. Carter      J. L. Cresimore  E. R. Sasser     C. M. Winston

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
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3. In their discretion, the Proxies are authorized to vote the shares represented hereby upon such other business as may properly come before the meeting and for substitute nominees, if any.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS .


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

PLEASE PROMPTLY SIGN AND DATE BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

Dated:                                                                    , 1997
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Signature:
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Signature:
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NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK RECORDS, JOINT OWNERS
SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)
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                           . FOLD AND DETACH HERE .